July 16, 1996



CarrAmerica Realty Corporation
1700 Pennsylvania Avenue, N.W.
Washington, D.C.  20006

Ladies and Gentlemen:

                  We have acted as counsel to CarrAmerica Realty Corporation, a Maryland corporation (the "Company"), in connection with the registration of (i) unsecured debt securities ("Debt Securities"), (ii) common stock, $.01 par value ("Common Stock"), (iii) preferred stock ("Preferred Stock"), and (iv) warrants exercisable for Common Stock ("Warrants"), with an aggregate public offering price of up to $600,000,000, as more fully described in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 24, 1996, as amended through the date hereof (the "Registration Statement," which includes the "Prospectus"). In connection with the registration of the above described securities, we have been asked to provide you with an opinion regarding certain federal income tax matters related to the Company. Capitalized terms used in this letter and not otherwise defined herein have the meaning set forth in the Prospectus.

Basis for Opinions

                  The opinions set forth in this letter are based on relevant provisions of the Code, Treasury Regulations thereunder (including proposed and temporary Regulations), and interpretations of the foregoing as expressed in court decisions, administrative determinations, and the legislative history as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinions.

                  In rendering our opinions, we have examined the following documents: (1) the Registration Statement, (2) the Proxy Statement filed with the Securities and Exchange Commission on November 6, 1995, as amended through the date hereof (the "Proxy Statement"); (3) the Stock Purchase Agreement dated as of November 5, 1995 among the Company, Security Capital U.S. Realty, a Luxembourg corporation ("U.S. Realty"), Security Capital Holdings S.A., a Luxembourg corporation and a wholly-owned subsidiary of U.S. Realty ("Holdings"), as amended as of April 29, 1996 (the

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CarrAmerica Realty Corporation
July 16, 1996
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"Stock Purchase  Agreement");  (4) the Stockholders  Agreement dated as of April
30, 1996 among the Company, Carr Realty, L.P., U.S. Realty, and Holdings (the "Stockholders Agreement"); (5) the Registration Rights Agreement dated as of April 30, 1996 among the Company, U.S. Realty and Holdings (the "Registration Rights Agreement"); (6) the Third Amended and Restated Agreement of Limited Partnership of Carr Realty, L.P., as in effect on the date hereof; (7) the Articles of Amendment and Restatement of Articles of Incorporation of the Company, as amended by the Articles of Amendment of Articles of Amendment and Restatement of Articles of Incorporation of the Company, as in effect on the date hereof (the "Company Articles of Incorporation"); (8) the Certificate of Incorporation of Carr Development & Construction, Inc. ("Carr Development & Construction"), as in effect on the date hereof; (9) the Amended and Restated Certificate of Incorporation of Carr Real Estate Services, Inc. ("Carr Services, Inc."), as in effect on the date hereof; (10) the Certificate of Incorporation of Carr Real Estate Services of Northern Virginia, Inc. ("CRESNOVA"), as in effect on the date hereof; (11) the Certificate of Incorporation of Carr Redmond Corporation ("Carr Redmond"); (12) the stock ownership records for Carr Development & Construction, Carr Services, Inc., CRESNOVA and Carr Redmond; (13) the Partnership Agreement of Carr Real Estate Services Partnership ("Carr Services, L.P."), as in effect on the date hereof; (14) the First Amended and
Restated  Agreement  of  Limited   Partnership  or  CarrAmerica   Realty,   L.P.
("CarrAmerica Realty, L.P."), as in effect on the date hereof; (15) the Certificate of Incorporation of Carr Parkway North I Corporation ("Carr Parkway North"); (16) the Certificate of Incorporation of CarrAmerica Realty GP Holdings, Inc. ("Carr GP Holdings"); and (17) the Certificate of Incorporation of CarrAmerica Realty LP Holdings, Inc. ("Carr LP Holdings"). The opinions set forth in this letter also are premised on certain written representations of the Company and Carr Realty, L.P. contained in a letter of even date herewith (the "Management Representation Letter"). Collectively, the Company, Carr Realty, L.P., CarrAmerica Realty, L.P., Carr Development & Construction, Carr Services, L.P., Carr Services, Inc., CarrAmerica Services, Inc., CRESNOVA, Carr Redmond, Carr Parkway North, Carr GP Holdings and Carr LP Holdings are sometimes referred to herein as the "Company Group Entities."

                  For the purposes of our opinion, we have not made an independent investigation of the facts set forth in the above referenced documents. We consequently have assumed that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion.

                  In our review, we have assumed that all of the representations and statements set forth in the documents (including, without limitation, the Management

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CarrAmerica Realty Corporation
July 16, 1996
Page 3

Representation Letter) we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Company Articles of Incorporation, have been and will be performed or satisfied in accordance with their terms. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made. Moreover, we have assumed that each of the Company Group Entities has been and will continue to be operated in the manner described in the relevant partnership agreement, articles (or certificate) of incorporation or other organizational documents and in the Registration Statement and that, as represented by the Company, there are no agreements or understandings between the Company or Carr Realty, L.P., on the one hand, and The Oliver Carr Company ("OCCO") and/or its shareholders, on the other, that are inconsistent with OCCO being considered to be both the record and beneficial owner of more than 90% of the outstanding voting stock of each of Carr Development & Construction, Carr Services, Inc., and CRESNOVA.

                  We assume for the purposes of this opinion that the Company is a validly organized and duly incorporated corporation under the laws of the State of Maryland, that Carr Development & Construction, Carr Services, Inc., CRESNOVA, Carr Redmond, Carr Parkway North, Carr GP Holdings and Carr LP Holdings are validly organized and duly incorporated corporations under the laws of the State of Delaware, and that Carr Realty, L.P., Carr Services, L.P., and CarrAmerica Realty, L.P. are duly organized and validly existing partnerships under the applicable laws of the State of Delaware.

Opinions

                  Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:

                  1. The Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Code for its taxable years ended December 31, 1993, December 31, 1994, and December 31, 1995, and the Company's current organization and method of operation should enable it to continue to meet the requirements for qualification and taxation as a REIT.

                  2. The discussion in the Prospectus under the heading "Federal Income Tax Considerations," to the extent it describes matters of law or legal

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CarrAmerica Realty Corporation
July 16, 1996
Page 4

conclusions, is correct in all material respects and fairly summarizes the federal income tax considerations that are likely to be material to a purchaser of Common Stock.

                  We note that the Registration Statement does not currently address the federal income tax considerations that may be relevant to a holder of Debt Securities, Preferred Stock or Warrants. It is our understanding that in the event the Company issues Debt Securities, Preferred Stock or Warrants, the Company will prepare a supplement to the Registration Statement, which supplement will address the federal income tax considerations that are likely to be material to a holder of such securities.

                  We assume no obligation to advise you of any changes in our opinion subsequent to the delivery of this opinion letter. The Company's qualification and taxation as a REIT depends upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. We will not review the Company's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of the Company, Carr Realty, L.P., CarrAmerica Realty, L.P. and the other Company Group Entities, the sources of their income, the nature of their assets, the level of the Company's distributions to its stockholders and the diversity of the Company's stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

                  This opinion letter has been prepared solely for your benefit in connection with the filing of the Registration Statement. This opinion may not be used or relied upon by any other person or for any other purpose and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

                                                    Very truly yours,



                                                    /s/ Hogan & Hartson L.L.P.
                                                    ---------------------------
                                                    HOGAN & HARTSON L.L.P.